UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 25, 2005

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

On February 25, 2005, the Compensation Committee of the Board of Directors of Mentor Corporation (the "Company") approved a modification to the Company's compensation arrangement for its non-employee directors to address the recent appointment of a non-employee director, Joseph E. Whitters, as Chairman of the Board.  Previously, the position of Chairman had been held by Christopher J. Conway, the Company's former Chief Executive Officer.  As a result of this change, the Compensation Committee determined that a non-employee director serving as Chairman of the Board of the Company will receive a quarterly fee of $25,000, for a total annual fee of $100,000.  In addition, Mr. Whitters was granted options in accordance with the Company's Amended 2000 Long-Term Incentive Plan to purchase 20,000 shares of the Company's Common Stock, at an exercise price of $32.86 per share, in connection with his appointment as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                             Mentor Corporation

Date:  March 3, 2005                                                               By:       /s/ Joshua H. Levine
                                                                                                             Joshua H. Levine
                                                                                                             Chief Executive Officer

Date:  March 3, 2005                                                               By:       /s/ Loren L. McFarland
                                                                                                             Loren L. McFarland
                                                                                                             Chief Financial Officer

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